UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 11, 2016

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland

(State or other jurisdiction of incorporation)

0-21886

(SEC File Number)

52-0812977

(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200
Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

Effective August 11, 2016, the Compensation Committee of the Board of Directors of Barrett Business Services, Inc. (the "Company"), granted restricted stock units ("RSUs") relating to 30,000 shares of the Company's common stock to an executive officer of the Company. Each unit represents a contingent right to receive one share of common stock. The award vests in four equal annual installments, commencing August 11, 2017, and is subject to continued service as an employee of the Company.

Effective July 14, 2016, RSUs relating to a total of 42,500 shares of the Company's common stock were granted to a total of 14 employees. Each unit represents a contingent right to receive one share of common stock. Each award vests in four equal annual installments, commencing July 14, 2017, and is subject to continued service as an employee of the Company.

The awards described above were granted pursuant to the Company's stockholder-approved 2015 Stock Incentive Plan.

On July 13, 2016, a total of 1,646 shares of common stock were issued to one executive officer and one employee of the Company in settlement of vested RSUs granted under a stockholder-approved stock incentive plan.

The awards and settlement of RSUs described above were issued as consideration for services rendered or to be rendered by the recipients, and the Company did not receive any cash consideration.

The securities described above were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.
Dated: August 15, 2016	By:	/s/ Gary Kramer
Gary Kramer Vice President - Finance, Treasurer and Secretary